Exhibit 99.2

Supplemental Pro Forma Information

	Fiscal 2009					Fiscal 2010
($ in thousands)	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD Q3

REVENUE:
Telephonics	80,827	96,567	94,126	116,361	387,881	103,619	116,190	100,413	320,222
Home & Building Products	$204,437	$224,133	$231,938	$198,380	$858,888	$190,651	$225,607	$231,797	$648,055
Plastics	112,689	100,269	94,762	105,035	412,755	102,016	115,583	122,288	339,887
Total consolidated revenue	$397,953	$420,969	$420,826	$419,776	$1,659,524	$396,286	$457,380	$454,498	$1,308,164

INCOME BEORE TAXES AND DISCONTINUED OPERATIONS:
Segment operating profit:
Telephonics	5,378	8,252	9,908	11,345	34,883	6,995	10,622	9,783	27,400
Home & Building Products	$8,901	$902	$11,222	$9,570	$30,595	$17,768	$14,188	$21,214	$53,170
Plastics	5,536	6,578	4,780	7,178	24,072	361	5,086	6,691	12,138
Total Segment operating profit	19,815	15,732	25,910	28,093	89,550	25,124	29,896	37,688	92,708
Unallocated amounts	(3,699)	(4,009)	(5,531)	(4,721)	(17,960)	(5,531)	(6,860)	(7,497)	(19,888)
Gain (loss) from debt extinguishment, net	4,304	—	184	—	4,488	(18)	12	—	(6)
Net interest expense	(11,850)	(12,120)	(11,165)	(10,565)	(45,700)	(11,445)	(12,074)	(12,216)	(35,735)
Income before taxes and discontinued operations	$8,570	$(397)	$9,398	$12,807	$30,378	$8,130	$10,974	$17,975	$37,079

DEPRECIATION and AMORTIZATION:
Segment:
Telephonics	1,487	1,543	1,620	2,007	6,657	1,626	1,787	1,985	5,398
Home & Building Products	$7,251	$7,273	$7,565	$7,210	$29,299	$6,616	$6,605	$6,065	$19,286
Plastics	5,763	5,247	5,239	5,681	21,930	5,613	5,833	5,027	16,473
Total segment	14,501	14,063	14,424	14,898	57,886	13,855	14,225	13,077	41,157
Unallocated	71	315	88	62	536	82	84	91	257
Total consolidated depreciation and amortization	$14,572	$14,378	$14,512	$14,960	$58,422	$13,937	$14,309	$13,168	$41,414

SEGMENT RESTRUCTURING AND IMPAIRMENTS:
Home & Building Products	$476	$323	$1,464	$3,593	$5,856	$1,277	$1,510	$2,951	$5,738

INTEREST EXPENSE, net:
Historic	$3,313	$3,583	$2,628	$2,028	$11,552	$2,908	$3,537	$3,679	$10,124
Pro forma	11,850	12,120	11,165	10,565	45,700	11,445	12,074	12,216	35,735

PROVISION (BENEFIT) for INCOME TAXES:
Historic	$997	$(3,277)	$513	$3,454	$1,687	$830	$(1,175)	$1,965	$1,620
Pro forma (assumes 35% Ames tax rate)	2,924	(1,542)	1,492	2,584	5,458	1,922	2,365	5,822	10,110

INCOME FROM CONTINUING OPERATIONS:
Historic	$2,066	$(2,076)	$6,089	$11,839	$17,918	$4,180	$2,034	$4,989	$11,203
Pro forma	5,646	1,145	7,906	10,223	24,920	6,208	8,609	12,153	26,969

DILUTED EARNINGS PER SHARE from CONTINUING OPERATIONS:
Historic	$0.04	$(0.04)	$0.10	$0.20	$0.30	$0.07	$0.03	$0.08	$0.19
Pro forma	0.10	0.02	0.13	0.17	0.42	0.10	0.14	0.20	0.45

* Adjusted for management fee charged to Ames.

Unallocated amounts typically include general corporate expenses not attributable to reportable segments.

Supplemental Pro Forma Information

	Fiscal 2009					Fiscal 2010
($ in thousands)	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD Q3

TELEPHONICS:

Segment operating profit	$5,378	$8,252	$9,908	$11,345	$34,883	$6,995	$10,622	$9,783	$27,400
Depreciation and amortization	1,487	1,543	1,620	2,007	6,657	1,626	1,787	1,985	5,398

Segment profit before depreciation and amortization	$6,865	$9,795	$11,528	$13,352	$41,540	$8,621	$12,409	$11,768	$32,798

HOME & BUILDING PRODUCTS:

Segment operating profit	$8,901	$902	$11,222	$9,570	$30,595	$17,768	$14,188	$21,214	$53,170
Depreciation and amortization	7,251	7,273	7,565	7,210	29,299	6,616	6,605	6,065	19,286
Restructuring and impairments	476	323	1,464	3,593	5,856	1,277	1,510	2,951	5,738

Segment profit before depreciation, amortization, restructuring and impairments	$16,628	$8,498	$20,251	$20,373	$65,750	$25,661	$22,303	$30,230	$78,194

PLASTICS:

Segment operating profit	$5,536	$6,578	$4,780	$7,178	$24,072	$361	$5,086	$6,691	$12,138
Depreciation and amortization	5,763	5,247	5,239	5,681	21,930	5,613	5,833	5,027	16,473

Segment profit before depreciation and amortization	$11,299	$11,825	$10,019	$12,859	$46,002	$5,974	$10,919	$11,718	$28,611

TOTAL SEGMENTS:

Segment operating profit	$19,815	$15,732	$25,910	$28,093	$89,550	$25,124	$29,896	$37,688	$92,708
Depreciation and amortization	14,501	14,063	14,424	14,898	57,886	13,855	14,225	13,077	41,157
Restructuring and impairments	476	323	1,464	3,593	5,856	1,277	1,510	2,951	5,738

Segment profit before depreciation, amortization, restructuring and impairments	$34,792	$30,118	$41,798	$46,584	$153,292	$40,256	$45,631	$53,716	$139,603